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                                                                   Exhibit 23.3

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report August 9, 1999 for Twinspark Interactive People B.V. included in or made a part of this registration statement.


                                              ARTHUR ANDERSEN

Rotterdam, The Netherlands
September 2, 1999